UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On December 16, 2011, Duke Energy Corporation ( “Duke Energy”) sent a notice to its directors and executive officers informing them that a blackout period relating to the Duke Energy Retirement Savings Plan, the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest), and Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393) (collectively, the “401(k) Plan”), which was originally expected to occur from the close of business on December 30, 2011 until sometime during the week of January 1, 2012, will no longer occur at that time.  The blackout period is required by the 401(k) Plan’s recordkeeper, Fidelity Investments, in connection with a proposed 1-for-3 reverse stock split of Duke Energy’s common stock, which will occur in connection with the proposed merger of Duke Energy and Progress Energy, Inc. (“Progress Energy”).  The notice, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, was provided by Duke Energy to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002.

Item 8.01.                                          Other Events

On December 14, 2011, the Federal Energy Regulatory Commission (the “FERC”) issued an order rejecting the mitigation plan proposed by Duke Energy and Progress Energy on October 17, 2011 in connection with the proposed merger of the two companies.

Item 9.01.   Financial Statements and Exhibits.

(d)                               Exhibits.

99.1                           Notice to Duke Energy Corporation directors and executive officers regarding blackout period.

99.2                           Joint press release of Duke Energy and Progress Energy dated December 15, 2011 regarding FERC order.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 16, 2011	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Notice to Duke Energy Corporation directors and executive officers regarding blackout period.

99.2	Joint press release of Duke Energy and Progress Energy dated December 15, 2011 regarding FERC order.